Exhibit 10.9

2008 Plan – US Certificate

Chairman and Chief Executive Officer (Principal Executive Officer)
Stock Option Award Certificate (INCENTIVE STOCK OPTION) (Time Vested Award)	ID: XXXXXXXX Connaught House 1 Burlington Rd. Dublin 4, Ireland

Chairman and Chief Executive Officer (Principal Executive Officer)
«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME» «ADDRESS_LINE_1» «ADDRESS_LINE_2» «ADDRESS_LINE_3» «CITY», «STATE» «ZIP_CODE»	Option Number: Plan: ID:

Effective «GRANT_DATE», you have been granted an Incentive Stock Option to buy «SHARES_GRANTED» shares of Alkermes plc. (the “Company”) common stock at «OPTION_PRICE» per share.

Vesting details are available via your Bank of America Merrill Lynch Benefits Online account. The Incentive Stock Option shall expire on the earlier to occur of: the 10th anniversary of the date of grant or three months after termination of your service relationship with the Company (unless otherwise provided below).

In the event of the termination of your employment with the Company (but not the termination of a non-employment relationship with the Company) by reason of death or permanent disability, the Incentive  Stock Option shall vest and be exercisable in full on such termination of employment and the period during which the Incentive Stock Option (to the extent that it is exercisable on the date of termination of employment) may be exercised shall be three (3) years following the date of termination of employment by reason of death or permanent disability, but not beyond the original term of the Incentive Stock Option.  For the purpose of the terms of this Incentive Stock Option, you will be deemed to be employed by the Company so long as you remain employed by a company which continues to be a subsidiary of the Company.

The foregoing Incentive Stock Option has been granted under and is governed by the terms and conditions of this Stock Option Award Certificate and the Alkermes plc Amended and Restated 2008 Stock Option and Incentive Plan (the “Plan”).

____________________________________________ Alkermes plc	______________________ Date